UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 31,2007
                                                         -----------------

                              SENSE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


     Florida                          333-87293             82-0326560
-------------------------------  --------------------     ------------------
 (State of other                (Commission File Number)    (IRS Employer
jurisdiction of incorporation)                            Identification No.)


                   10871 NW 52 Street, Sunrise, Florida      33351
             --------------------------------------------   ---------
                 (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code      (954) 726-1422
                                                        --------------

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement
Item 2.01         Completion of Acquisition or Disposition of Assets
Item 3.02         Unregistered Sales of Equity Securities

            On August 28, 2007, Sense Holdings, Inc. ("SEHO"), reported on its Current Report on Form 8-K that it entered into a material definitive agreement to acquire a 60% percent equity interest in Big Tree Toys, Inc, a Florida corporation ("Big Tree") from CDI China, Inc., a wholly owned subsidiary of China Direct, Inc.(together "Seller").

            The stock purchase agreement of this transaction has been amended as follows:

(1) For accounting purposes, the value ascribed to the 20,000,000 shares of SEHO's common stock which is being issued as partial consideration for the purchase of the Big Tree interest was changed from $0.07 per share, the fair market value of the common stock at the time of the stock purchase agreement, to $0.001 per share, which is the par value of the SEHO's common stock. Because China Direct owns approximately 17% of SEHO's common stock prior to the closing of the transaction, as a related party the value of the shares issued are required to equal par value under generally accepted accounting principles, and

(2)        The closing shall take place on August 31, 2007.

            On August 31, 2007, we closed our acquisition of 60% of the issued and outstanding common stock of Big Tree. Pursuant to the terms of the stock purchase agreement, as amended, we paid the first tranche of the purchase price which included $400,000 and the issuance of 2,500,000 shares of SEHO's common stock. The balance of 17,500,000 shares are to be issued in accordance with the schedule set forth in the agreement and the issuance an aggregate of 10,000,000 of these shares are subject to Big Tree meeting certain revenues and net income thresholds. In arriving at the aggregate acquisition price negotiated for Big Tree, we took into consideration that Seller had purchased its 60% equity interest in Big Tree for China Direct, Inc. common shares valued at $262,272. Additionally, Seller had expended approximately $160,000 in costs associated with developing Big Tree, including employee time, consultant and travel related costs to China. If all Big Tree revenue and net income thresholds are met and all 20,000,000 SEHO common shares are delivered to Seller over the subsequent two years, the equity consideration paid for Big Tree, at current market value, projects to approximately 10% of Big Tree's projected sales over the next two years. We used funds from a recently completed capital raise to pay the cash portion of the purchase price. The issuance of the shares was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

         The following is certain information concerning Big Tree.

Description of Business

         Big Tree was incorporated in the State of Florida on November 20, 2006 and its wholly owned subsidiary Jieyang Big Tree Toy Enterprise Co., Ltd. ("Jieyang Big Tree"), a Chinese limited liability company, was established on January 22, 2007 as a wholly foreign owned entity ("WFOE") in China. China Direct acquired 60% of Big Tree in February 2007 in exchange for shares of its common stock and a commitment to provide a $1 million working capital loan subject to the satisfaction of certain revenue milestones by Big Tree. Both Big Tree and Jieyang Big Tree are development stage companies which have not yet commenced operations. Big Tree's operations will be primarily conducted through its wholly owned subsidiary Jieyang Big Tree which will operate in Shantou City, China. It is anticipated that Jieyang Big Tree's will include distributing toys and related entertainment products within China and sourcing third party OEM manufacturing of toys and related entertainment products. Jieyang Big Tree will offer various toy and entertainment products of a wide variety of products ranging from plastic toys, stuffed toys, electronic toys, ceramics toys and resin handicrafts. Big Tree expects to commence operations in September of 2007 with the leasing of office and warehouse space, employee hiring, marketing efforts and general working capital. Big Tree expects that up to $500,000 in working capital will be needed for this initial phase of operations, which is to be funded by a private placement which closed on August 28, 2007, and disclosed in a Current Report on Form 8-K on August 31, 2007, resulting in proceeds to Sense of $1,724,880.

Management

         The day to day operations of Big Tree, including Jieyang Big Tree, will be the responsibility of Mr. Wei Lin and Ms. Guihong Zheng. Mr. Lin and Ms. Zheng are husband and wife.

         Mr. Wei Lin (36) has served as CEO of Jieyang Big Tree since its formation in January 2007. Mr. Lin founded Shantou Dashu Toy Corporation, Ltd, a toy export and import company, and he served as General Manager from November 2003 to January 2007. From June 2001 to August 2003, Mr. Lin served as Director and Vice General Manager of Guangdong Bao Qianli Electronic Corp, Ltd. an OEM manufacturer for TOYANI security equipment and system. and from May 2000 to August 2003, Mr. Lin was General Manager for Shanghai Xikang Electronic Technology Co. Ltd, a company that develops and distributes for mobile phone network software. From November 1996 to March 2000, Mr. Lin served as General Manager of Guangdong Guangtong Call Center Yuedong Branch and from September 1994 to October 1996, Mr. Lin was Manager Assistant of Shantou Telecom, a SOE telecommunication company. Mr. Lin holds MBA degree from China Central South University.

         Ms. Guihong Zheng (33) has served as Vice President of Big Tree since its formation in November 2006. In her role as Vice President, Ms. Zheng is responsible for sales, customer service and logistics. From 2004 to 2006, Ms. Zheng served as General Manager of Big Tree Hong Kong International Trading Co. Ltd. responsible for exports. From 2002 to 2004, Ms. Zheng was the regional manager of Guangzhou Tian En Jin Telecommunication Equipment Company responsible for sales, market research and customer service in the Guangdong Area. From 1998 to 2002, Ms. Zheng served as Director of Customer Service of Shantou Xin Zhong Di Advertising Company, Ltd. In this role Ms. Zheng was responsible for all customer related issues, including customer development, customized service plan and maintain good relations with customers. From 1996 to 1998, Ms. Zheng was Director of Customer Service of Shantou Wei Tai Wei Brand Vision Design Co. Ltd responsible for all customer related issues, including maintain and development good customer relations. Ms. Zheng graduated from Shangtou Broadcast University, major in Sales and Marketing in 1995.

Certain Related Party Transactions

         Ms. Guihong Zheng is minority owner of Big Tree, holding 40% of that company.

         In January 2007, Big Tree advanced $438,422 to Shantou Dashu Toy Enterprise Co., Ltd., a company founded by Mr. Lin and his wife Guihong Zheng . This loan represents substantially all of the assets of Big Tree. At June 30, 2007, Big Tree held a due from related party in the amount of $438,422 which reflects a loan due from Shantou Dashu Toy Enterprises Co., Ltd., a Chinese entity, to its wholly-owned subsidiary Jieyang Big Tree. These advances were made prior to Big Tree's formation of Jieyang Big Tree. Guihong Zheng, our minority shareholder in Big Tree is an owner of Shantou Dashu Toy Enterprise Co., Ltd. These advances have no interest and due on demand.

         We are a party to various agreements with China Direct, including:

            o In November 2006 we entered into a Consulting and Management Agreement with China Direct Investments, Inc., a subsidiary of China Direct. Under the terms of the agreement, China Direct Investments agreed to provide general business consulting, identification, evaluation and structure of potential mergers and acquisitions, advice on corporate structure and financial structuring transaction, advice on potential sources of investment capital and assistance in connection with administrative matters pertaining to the Peoples Republic of China. As compensation for its services, China Direct Investments was issued 5,000,000 shares of our common stock valued at $450,000 and may receive discretionary award fees as determined by us. Mr. Andrew Goldrich, formerly an executive officer and director of our company and who presently serves as a consultant to us, is employed by China Direct, and


         o In June 2007, we executed a consulting agreement with CDI Shanghai Management Co., Ltd., a Chinese limited liability company , which is a subsidiary of China Direct. Under the terms of the agreement which expires in September 2007 it will provide us with consulting services including the identification of suitable acquisition partners in Asia, structuring merger and/or acquisition transactions and providing translation services. We issued CDI Shanghai Management Co., Ltd. 5,000,000 shares of our common stock to the consultant valued at $475,000 as compensation.


           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this report contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, Chinese and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

Item 9.01        Financial Statements and Exhibits.

        (a) Financial statements of businesses acquired.

         Accompanying this Current Report on Form 8-K/A are audited financial statements of Big Tree for the period from inception (January 1, 2007) to June 30, 2007.

        (b) Pro forma financial information.

         Accompanying this Current Report on Form 8-K/A is the unaudited proforma consolidated balance sheet of Sense Holdings, Inc. at June 30, 2007 and the unaudited proforma consolidated statement of operations of Sense Holdings, Inc. for the six months ended June 30, 2007.

        (d) Exhibits.

10.1 August 31, 2007 amendment to Stock Purchase Agreement by and among Sense Holdings, Inc., China Direct, Inc. and its wholly owned subsidiary CDI China, Inc, dated August 28, 2007

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 31, 2007                            By:  /s/ Dore Scott Perler
                                                       ---------------------
                                                       Dore Scott Perler,
                                                       Chief Executive Officer

                      BIG TREE TOYS, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                          FOR THE PERIOD FROM INCEPTION
                     (JANUARY 1, 2007) THROUGH JUNE 30, 2007

                      BIG TREE TOYS, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                                    CONTENTS


Report of Independent Registered Public Accounting Firm........................3

Consolidated Financial Statements:

         Balance Sheet.........................................................4

         Statement of Operations...............................................5

         Statement of Shareholders' Equity.....................................6

         Statement of Cash Flows...............................................7

         Notes to Consolidated Financial Statements......................8 to 11

         Proforma Consolidated Balance Sheet..................................12

         Proforma Statement of Operations ....................................13

         Notes to Unaudited Proforma Financial Statements...............14 to 16

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Members and Directors
Big Tree Toys, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Big Tree Toys, Inc. and Subsidiary (a development stage company) as of June 30, 2007, and the related statement of operations, shareholders' equity and cash flows for the period from inception (January 1, 2007) through June 30, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Big Tree Toys, Inc. and Subsidiary (a development stage company) as of June 30, 2007, and the results of its operations and its cash flows for the period from inception (January 1, 2007) through June 30, 2007 in conformity with accounting principles generally accepted in the United States.



/s/ Sherb & Co., LLP
Certified Public Accountants
Boca Raton, Florida
August 31, 2007

                                BIG TREE TOYS, INC.AND SUBSIDIARY
                                    (A Development Stage Company)
                                     CONSOLIDATED BALANCE SHEETS
                                            JUNE 30, 2007




   ASSETS

CURRENT ASSETS:
      Cash                                                      $         11,500
      Prepaid expenses                                                     4,130
      Due from related party                                             438,422
                                                                ----------------

              Total Current Assets                              $        454,052
                                                                ================


                                 LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES                                                     $             -

SHAREHOLDERS'  EQUITY:
      Share capital, $0.001 par value, 200,000,000 shares
          authorized, 10,000 issued and outstanding                          10
      Additional paid in capital                                        447,110
      Other comprehensive income-foreign currency                         6,932
                                                                ----------------

          Total Shareholders' Equity                            $       454,052
                                                                ================


                 See notes to consolidated financial statements.

                       BIG TREE TOYS, INC.AND SUBSIDIARY
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF OPERATIONS
      FOR THE PERIOD FROM INCEPTION (JANUARY 1, 2007) THROUGH JUNE 30, 2007


NET REVENUES                                                      $           -
COST OF SALES                                                                 -
                                                               -----------------
GROSS PROFIT                                                                  -
                                                               -----------------


OPERATING EXPENSES:
      Selling expenses                                                        -
      General and administrative                                              -
                                                               -----------------

          Total Operating Expenses                                            -
                                                               -----------------


INCOME FROM OPERATIONS                                                        -
                                                               -----------------


OTHER INCOME:
      Other income                                                            -
      Interest income                                                         -
                                                               -----------------
          Total Other Income                                                  -
                                                               -----------------

INCOME BEFORE TAXES                                                           -

      Provision for income taxes                                              -
                                                               -----------------

NET INCOME                                                      $             -
                                                               =================






                 See notes to consolidated financial statements.

                      BIG TREE TOYS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY


                                                   Share Capital                             Other             Total
                                              ------------------------     Additional     Comprehensive    Shareholders'
                                                Shares         Amount     Paid in Capital   Income           Equity
                                              -----------  ------------- ----------------- --------------   --------------
Balance, January 1, 2007 (Inception)              10,000     $     10     $        -     $           -     $         10

     Capital contribution                              -            -        447,110                 -          447,110
     Foreign currency translation adjustment           -            -              -             6,932            6,932
                                              -----------  -----------   ------------  ----------------   --------------

Balance, June 30, 2007                            10,000     $     10     $  447,110     $       6,932     $    454,052
                                              ===========  ===========   ============  ================   ==============



                 See notes to consolidated financial statements.

                       BIG TREE TOYS, INC.AND SUBSIDIARY
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
      FOR THE PERIOD FROM INCEPTION (JANUARY 1, 2007) THROUGH JUNE 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                                     $             -
      Changes in assets and liabilities:
          Prepaid expenses                                                    (4,130)
                                                                    -----------------

NET CASH USED IN OPERATING ACTIVITIES                                         (4,130)
                                                                    -----------------


CASH FLOWS FROM FINANCING ACTIVITIES:
      Due from related party                                                (438,422)
      Proceeds from capital contribution                                     447,120
                                                                    -----------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                      8,698
                                                                    -----------------


EFFECT OF EXCHANGE RATE ON CASH                                                6,932

NET INCREASE IN CASH                                                          11,500

CASH  - beginning of period                                                        -
                                                                    -----------------

CASH - end of period                                                 $        11,500
                                                                    =================

Supplemental disclosures of cash flow information:
      Interest paid                                                  $             -
                                                                    =================

      Taxes paid                                                     $             -

                                                                    =================




                 See notes to consolidated financial statements.

                      BIG TREE TOYS, INC. AND SUBSIDIARY
                          (A development stage company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIOD FROM INCEPTION (JANUARY 1, 2007) THROUGH JUNE 30, 2007

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Big Tree Toys, Inc. and Subsidiary ("Big Tree") is a Florida corporation formed on November 22, 2006 as Big Tree Group Corp. On July 30, 2007 Big Tree Group Corp. changed its name to Big Tree Toys, Inc. and subsidiar In January 2007, Big Tree formed a wholly owned subsidiary Jieyang Big Tree Toy Enterprise Co., Ltd. ("Jieyang Big Tree"), a Peoples Republic of China (PRC) company, located in Shantou City, China to focus on two main areas of operation within the toy and related entertainment products industry in China which are (i) the distribution of toys and related entertainment products and (ii) as an agent of third party OEM manufacturing of toys and related entertainment products. Organizationl activities of Big Tree commenced on January 1, 2007, accordingly all financial statement information is reflected as of that date.

Big Tree has 200,000,000 shares of common stock authorized of which 10,000 shares of common stock are currently issued and outstanding.

In February 2007 CDI China, Inc., a wholly owned subsidiary of China Direct, Inc., acquired 60% of Big Tree, and its wholly owned subsidiary Jieyang Big Tree, from the sole shareholder of Big Tree.

Basis of Presentation

The Consolidated Financial Statements reflect the name Big Tree Toys, Inc and Subsidiary. The consolidated financial statements for the period ended June 30, 2007 solely reflect the operations of Big Tree Toys, Inc and of its wholly owned subsidiary of Jieyang Big Tree.

Big Tree is currently a development stage company as defined under Statement of Financial Accounting Standards ("FAS") No. 7. As required for development stage enterprises, the statements of operations and cash flows include a total of all expenditures from the Date of Commencement of the Development Stage (January 1, 2007) to June 30, 2007.

Summary of Significant Accounting Policies

     -   Principles of Consolidation

         The consolidated financial statements include the accounts of the Big Tree and its wholly owned subsidiary Jieyang Big Tree. Inter-company items and transactions have been eliminated in consolidation.

    -    Use of Estimates

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      BIG TREE TOYS, INC. AND SUBSIDIARY
                          (A development stage company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIOD FROM INCEPTION (JANUARY 1, 2007) THROUGH JUNE 30, 2007

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    -    Basis of Consolidated Financial Statements

         Big Tree maintains its records and prepares its consolidated financial statements in accordance with accounting principles generally accepted in United States of America.

    -    Cash and Cash Equivalents

         Big Tree Toys classifies a highly liquid temporary investment with an original maturity of three months or less when purchased as cash equivalents.

    -    Fair Value of Financial Instruments

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts reported in the balance sheet for cash, prepaid expenses, and due from related party, approximate their fair market value based on the short-term maturity of these instruments.

    -    Revenue Recognition

         Big Tree follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. There are no operations for the period ended June 30, 2007.

    -    Foreign Currency Translation

         The functional and reposting currency of Big Tree is the U.S. dollar. Transactions and balances in other currencies are converted into US dollars in accordance with Statement of Financial Accounting Standards
         (SFAS) No. 52, "Foreign Currency Translations," and are included in determining net income or loss. For foreign operations with local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing on the balance sheet date.

         Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the date those elements are recognized in the consolidated financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss or gain.

                       BIG TREE TOYS, INC. AND SUBSIDIARY
                          (A development stage company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIOD FROM INCEPTION (JANUARY 1, 2007) THROUGH JUNE 30, 2007

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


         The reporting currency is the U.S. dollar. The functional currency of Big Tree is the local currency, the Chinese dollar or Renminbi ("RMB"). The financial statements of Big Tree are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented due to fluctuations between the Chinese dollar ("RMB") and the United States dollar. On July 21, 2005, the central government of China allowed the Chinese dollar or RMB to fluctuate, albeit in a limited manner, ending its decade-old policy of valuation pegged to the U.S. dollar. The new RMB rate reflects an approximately 2% increase in value against the U.S. dollar. Historically the Chinese government has benchmarked the RMB exchange ratio against the U.S. dollar, thereby mitigating the associated foreign currency exchange rate fluctuation risk. Big Tree does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the Chinese government continues to effectively benchmark the RMB against the U.S. dollar.

    -    Income Taxes

         Big Tree accounts for income tax under the provisions of SFAS No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax and financial reporting basis of assets and liabilities and for loss and credit carryforward. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. In addition, Big Tree is required to record all deferred tax assets, including future tax benefits of capital losses carried forward, and to record a "valuation allowance" for any deferred tax assets where it is more likely than not that the asset will not be realized.

    -    Comprehensive Income

         Big Tree uses Statement of Financial Accounting Standards No. 130 (SFAS130) "Reporting Comprehensive Income". Comprehensive income is comprised of net income and all changes to the statements of members' equity, except those due to investments by members, changes in members' equity and distributions to members. For Big Tree, comprehensive income for the period ended June 30, 2007 included foreign currency translation adjustments.

NOTE 2 - OPERATING RISK

(a)      Country Risk

         Big Tree's operations are mainly derived from the operations within the toy and related entertainment products industry in the PRC. A downturn or stagnation in the economic environment of the PRC could have a material adverse effect on Big Tree's financial condition.

                       BIG TREE TOYS, INC.AND SUBSIDIARY
                          (A development stage company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIOD FROM INCEPTION (JANUARY 1, 2007) THROUGH JUNE 30, 2007

NOTE 2 - OPERATING RISK (CONTINUED)

(b)      Political Risk

         Currently, the PRC is in a period of growth and is openly promoting business development in order to bring more business into the PRC. Additionally the PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, Big Tree's ability to operate the PRC subsidiary could be affected.

(c)      Product Risk

         In addition to competing with other companies, Big Tree could have to compete with larger U.S. companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If U.S. companies do gain access to the PRC markets, they may be able to offer products at a lower price. There can be no assurance that Big Tree will remain competitive should this occur.

NOTE 3 - DUE FROM RELATED PARTY

At June 30, 2007, we held a due from related party in the amount of $438,422 which reflects advances due from Shantou Dashu Toy Enterprises Co., Ltd., a Chinese entity, to our wholly-owned subsidiary Jieyang Big Tree. These advances were made prior to our formation of Jieyang Big Tree. Guihong Zheng, our minority shareholder in Big Tree is an owner of Shantou Dashu Toy Enterprise Co., Ltd. These advances bear no interest, are due on demand, and are unsecured.

NOTE 4 - SUBSEQUENT EVENTS

On August 24, 2007, Sense Holdings, Inc. ("Sense Holdings") entered into a material definitive agreement to acquire the 60% equity interest in Big Tree from CDI China, Inc.

As CDI China, Inc. is a significant shareholder of Sense Holdings, this transaction is considered a related party transaction.

Under the terms of the agreement, Sense Holdings will acquire Big Tree for a combination of $400,000 in cash and 20,000,000 shares of Sense Holdings common stock. Cash payments will be made upon or before the closing date of August 31, 2007. Equity consideration will be paid over the course of a two year period and are subject to potential downward revision should Big Tree not meet specified revenue and earnings targets. In addition, the shares of Sense Holdings will be issued at various dates as outlined in the agreement. The transaction closed on August 31, 2007.

                      SENSE HOLDINGS, INC. AND SUBSIDIARY
                       Proforma Consolidated Balance Sheet
                                 June 30, 2007


                                                                                                 Proforma      Proforma
                                                          Sense Holdings Inc.    Big Tree       Adjustments    Consolidated
                                                             --------------   --------------  --------------- -------------
                                                             (Unaudited)       (Unaudited)      (Unaudited)   (Unaudited)

                                     ASSETS

Current Assets:
     Cash and cash equivalents                               $    785,376     $     11,500     $  (400,000)    $   96,876
     Accounts receivable, net of allowance f
     or doubtful accounts                                       3,720,855                -               -      3,720,855
     Notes receivable                                             225,580                -               -        225,580
     Inventories, net                                           1,765,572                -               -      1,765,572
     Advances on purchases                                        262,547                -               -        262,547
     Prepaid expenses and other                                 1,154,195            4,130               -      1,158,325
     Due from related party                                             -          438,422               -        438,422
                                                            --------------   --------------   -------------   ------------
       Total current assets                                     7,914,125          454,052        (400,000)     7,968,177

RESTRICTED CASH                                                   524,604                -               -        524,604
PROPERTY AND EQUIPMENT-net                                      1,128,171                -                      1,128,171
LAND USE RIGHT-net                                                166,504                -               -        166,504
MARKETABLE SECURITIES-HELD FOR SALE                                26,230                -               -         26,230
GOODWILL                                                          276,520                -               -        276,520
OTHER ASSETS                                                      202,723                -               -        202,723
                                                            --------------   --------------   -------------   ------------

       Total assets                                          $ 10,238,877     $    454,052     $  (400,000)    $10,292,929
                                                            ==============   ==============   =============   ============

                 LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current Liabilities:
     Notes payable                                           $  2,123,416     $          -     $         -     $ 2,123,416
     Accounts payable and accrued expenses                      1,252,866                -               -       1,252,866
     Advance from customers                                       948,341                -               -         948,341
     Other payables                                               355,747                -               -         355,747
     Due to related parties                                       979,297                -               -         979,297
     Deferred revenue                                              44,512                -               -          44,512
                                                            --------------   --------------   -------------   ------------
       Total current liabilities                                5,704,179                -               -       5,704,179
                                                            --------------   --------------   -------------   ------------

Minority interest                                               3,360,553                -         181,621       3,542,174

Stockholders' (Deficit) Equity:
     Common stock, $.001 par value, 350,000,000
     shares authorized;
       75,964,057 shares issued and outstanding;
       95,964,057 issued and outsatnding proforma                  75,964                -          20,000          95,964
     Share capital, $.001 par value, 200,000,000
     shares authorized;
       10,000 shares issued and outstanding;                                            10             (10)              -
     Additional paid-in capital                                16,564,439          447,110        (447,110)     16,564,439
     Other Comprehensive income                                         -            6,932          (6,932)             -
     (Accumulated deficit) Retained earnings                  (15,466,258)               -        (147,569)    (15,613,827)

                                                            --------------   --------------   -------------   ------------
        Total stockholders (deficit) equity                    1,174,145          454,052        (581,621)      1,046,576
                                                            --------------   --------------   -------------   ------------

       Total liabilities and stockholders' equity            $ 10,238,877     $    454,052     $  (400,000)    $10,292,929
                                                            ==============   ==============   =============   ============








              See Notes to Unaudited Proforma Financial Statements.

                      SENSE HOLDINGS, INC. AND SUBSIDIARY
                        Proforma Statement of Operations
                     For the Six Months Ended June 30, 2007
                                   (Unaudited)

                                                                                                     Proforma      Proforma
                                                             Sense Holdings Inc.    Big Tree       Adjustments    Consolidated
                                                                -------------   --------------   -------------------------------
                                                               (Unaudited)      (Unaudited)       (Unaudited)      (Unaudited)

Revenues                                                        $    51,560     $          -     $          -     $     51,560
Cost of sales - tangible products                                     2,930                -                -            2,930
                                                               -------------   --------------   --------------   --------------
Gross profit:                                                        48,630                -                -           48,630
                                                               -------------   --------------   --------------   --------------

Operating expenses:
     Compensation and related taxes                                 200,630                -                -          200,630
     Consulting and investor relation expense                       362,160                -                -          362,160
     Selling, general and administrative                            139,655                -                -          139,655
                                                               -------------   --------------   --------------   --------------
        Total operating expenses                                    702,445                -                -          702,445
                                                               -------------   --------------   --------------   --------------

Loss From Operations                                               (653,815)               -                -         (653,815)
                                                               -------------   --------------   --------------   --------------

Other income (expense)
     Interest income                                                  1,512                -                -            1,512
     Interest expense                                                (1,250)               -                -           (1,250)
                                                               -------------   --------------   --------------   --------------
        Total Other Income (expense)                                    262                -                -              262
                                                               -------------   --------------   --------------   --------------

Net loss before deemed dividend                                    (653,553)               -                -         (653,553)

     Deemed dividend                                                                                 (147,569)        (147,569)
                                                               -------------   --------------   --------------   --------------

Net loss                                                        $  (653,553)    $          -     $   (147,569)    $   (801,122)
                                                               =============   ==============   ==============   ==============

Net loss per common share
     Basic and diluted                                          $     (0.01)                                      $      (0.01)
                                                               =============                                     ==============

     Weighted Common shares Outstanding - Basic and diluted      57,480,630                        20,000,000       77,480,630
                                                               =============                    ==============   ==============



              See Notes to Unaudited Proforma Financial Statements.
                                      -13-




                      SENSE HOLDINGS, INC. AND SUBSIDIARY
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                  JUNE 30, 2007

NOTE 1 - DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

The acquisition by Sense Holdings, Inc. and Subsidiary ("Sense Holdings") of a 60% ownership interest in Big Tree Toys, Inc. and Subsidiary ("Big Tree") closed on August 31, 2007.

On August 24, 2007, Sense Holdings entered into a material definitive agreement to acquire a 60% equity interest in Big Tree, a Florida corporation from CDI China, Inc. ("CDI China"), a wholly owned subsidiary of China Direct, Inc. This transaction is hereafter referred to as the "Acquisition". As China Direct, Inc. is a significant shareholder of Sense Holdings the Acquisition is deemed a related party transaction.

Big Tree is a Florida corporation formed on November 22, 2006 as Big Tree Group Corp. On July 30, 2007 Big Tree Group Corp. changed its name to Big Tree Toys, Inc. and subsidiary. In January 2007 Big Tree formed a wholly owned subsidiary Jieyang Big Tree Toy Enterprise Co., Ltd. ("Jieyang Big Tree"), a Peoples Republic of China (PRC) company, located in Shantou City, China to focus on two main areas of operation within the toy and related entertainment products industry in China which are (i) the distribution of toys and related entertainment products and (ii) as an agent of third party OEM manufacturing of toys and related entertainment products.

In February 2007 CDI China, Inc., a wholly owned subsidiary of China Direct, Inc., acquired a 60% equity interest of Big Tree, and its wholly owned subsidiary Jieyang Big Tree, from the original sole shareholder of Big Tree.

Under the terms of the agreement entered into on August 28, 2007, Sense Holdings will acquire a 60% equity interest of Big Tree from CDI China for a combination of $400,000 in cash and 20,000,000 shares of Sense Holdings common stock ("Consideration Stock"). Cash payments will be made upon or before the closing date of August 31, 2007. Equity consideration will be paid over the course of a two year period and are subject to potential downward revision should Big Tree not meet specified revenue and earnings targets.

The Acquisition will be accounted for in accordance with SFAS No. 141, Business Combinations. As Sense Holdings and Big Tree are entities under common control, Sense Holdings will recognize the assets and liabilities transferred at their carrying amounts in the accounts of Big Tree, and the common shares of Sense Holdings will be recorded at par. The excess of purchase over net assets acquired will be deemed a dividend to Sense Holdings.

Based upon Regulation S-X (Section 210.11-01(d)), SFAS No. 141, Business Combinations and EITF Issue No. 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business, Sense Holdings determined that the acquisition of Big Tree did not constitute a business. Sense Holdings primarily acquired a note receivable of Big Tree, due from an entity that is partially owned by the minority shareholder of Big Tree.

                      SENSE HOLDINGS, INC. AND SUBSIDIARY
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                  JUNE 30, 2007

NOTE 1 - DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION (CONTINUED)

The unaudited pro forma condensed balance sheet combines balance sheets of Sense Holdings as of June 30, 2007, and gives pro forma effect to the above transaction as if it had occurred as of June 30, 2007. The pro forma statement of operations combines the operations of Sense Holdings and Big Tree for six month period ended June 30, 2007 and assumes the acquisition of Big Tree took place on January 1, 2007. The Unaudited pro forma combined condensed financial statements are based upon the historical financial statements of Sense Holdings and Big Tree after considering the effect of the adjustments described in the footnotes that follow.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Big Tree by Sense Holdings occurred as of January 1, 2007, nor is it necessarily indicative of the future financial position or operating results.

These pro forma financial statements should be read in conjunction with the audited historical financial statements of Sense Holdings, and the related financial statements for Big Tree included in this Form 8-K/A dated August 31, 2007 filed with Securities Exchange Commission.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on their carrying amounts by Big Tree. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represents Sense Holdings preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that Sense Holdings believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of the Sense Holdings and the operations of Big Tree. Further, actual results may be different from these unaudited pro forma combined financial statements.

                      SENSE HOLDINGS, INC. AND SUBSIDIARY
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                  JUNE 30, 2007

NOTE 1 - DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION (CONTINUED)

The estimated purchase price and the preliminary adjustments to the carrying value of Big Tree as a result of the acquisition are as follows

      Net Assets Acquired (June 30, 2007):
               Total Assets                                     $    454,052
               Minus: Liabilities                                          -
                                                                  ------------

               Net Assets                                            454,052
                                                                  ------------

      60.00% ownership:
               Net Assets Acquired (June 30, 2007):                  272,431
                                                                  ------------

      Purchase Price                                                 420,000
      Less: Net Assets Acquired                                      272,431
                                                                  ------------
      Deemed Dividend                                            $   147,569
                                                                  ============


NOTE 2 - UNAUDITED PRO FORMA ADJUSTMENTS

The pro forma adjustments are comprised of the following elements:

Reflects the payment of the purchase consideration totaling $420,000. Purchase allocation to net assets acquired is a preliminary estimate made by management. The estimate assumes that net assets acquired were approximately their carrying amounts on Big Tree on the date of acquisition.

     -   Reflects the purchase consideration totaling $420,000.

     - Reflects the 40% minority interest of Big Tree. There are no operations for Big Tree for the period from January 1, 2007 (inception) through June 30, 2007.

    -    Reflect deemed dividend of $147,569 to Sense Holdings.

    -    Elimination of equity of Big Tree.